SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post Effective Amendment #1 to
FORM SB-2
Registration Statement
Under the Securities Act of 1933

EXCEL GLOBAL, INC.
(Exact Name of Registrant As Specified In Its Charter)

      Nevada                                                    26-0657736
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
   of incorporation or        Industrial Classification       Identification
     organization)                Code Number)                   Number)

                                                    Betty Soumekh
   816 South Robertson Blvd.                  816 South Robertson Blvd.
   Los Angeles, CA 90035                      Los Angeles, CA 80035
   Telephone (310) 623-7505                    Telephone (310) 623-7505
 (Address, and telephone number             (Name, address and telephone number
 of principal executive offices)                    of agent for service)

Copies to:
Ms. Jody Walker ESQ.
7841 South Garfield Way
Centennial, CO 80122
Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
 [x] 333-150462

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(c) under the Securities Act of 1933.

        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED         PROPOSED
SECURITIES TO BE         BEING      MAXIMUM          MAXIMUM      AMOUNT OF
REGISTERED             REGISTERED OFFERING PRICE    AGGREGATE    REGISTRATION
                                    PER SHARE     OFFERING PRICE      FEE(1)(2)
Common Stock     1,000,000    $.25      $250,000       $9.83
                 ---------            ----------     -------
Total            1,000,000              $250,000       $9.83

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.
(2) Previously paid.

EXPLANATORY NOTE

   This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(c) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering by the Registrant contemplated by the Registration Statement on Form S-1, Registration Number 333-150462, declared effective on May 9, 2008. The contents of Registration Statement No. 333-150462, including amendments are hereby incorporated herein by reference.

The filing of this post-effective amendment is made to accurately reflect the prior reduction in the price of the common shares disclosed in the prospectus filed on May 19, 2008 pursuant to Rule 424(b)(2) and to accurately reflect the total common shares registered for sale. Additionally, through a clerical accounting error, the registrant sold approximately 31,000 common shares or three percent more than the maximum offering amount of 1,000,000 common shares.




SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on November 4, 2008.

Excel Global, Inc.

By: /s/ Betty Soumekh
    ----------------
    Betty Soumekh, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      /s/ Betty Soumekh             /s/Jeremy Vernassal
      -----------------             -------------------
      Betty Soumekh, CEO            Jeremy Vernassal
    Principal Financial Officer,    Director
    Controller, Director            November 4, 2008
      November 4, 2008

INDEX TO EXHIBITS

EXHIBIT NO.  IDENTIFICATION OF EXHIBIT

Exhibit Number and Identification of Exhibit

(3)     Articles of Incorporation, By-Laws
      (i) Articles of Incorporation incorporated by reference to Form S-1, #333-150462 filed April 25, 2008.
      (ii) By-Laws incorporated by reference to Form S-1, #333-150462 filed April 25, 2008..
      (iv) Instruments defining common stock incorporated by reference to Form S-1, #333-150462 filed April 25, 2008.
(5) Consent and opinion of Jody M. Walker, Attorney At Law incorporated by reference to Form S-1, #333-150462 filed April 25, 2008.
(10) Material Contracts incorporated by reference to Form S-1, #333-150462 filed April 25, 2008.
(11)    Statement of Computation of Per Share Earnings
         This Computation appears in the Financial Statements incorporated by reference to Form S-1, #333-150462 filed April 25, 2008.
(23)   Consent of Certified Public Accountant.